UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Equitrans Midstream Corporation (the Company) is providing notice to the holders of the Company’s Series A Perpetual Convertible Preferred Shares (Series A Preferred Stock) as follows:

Per the terms of the Series A Preferred Stock, the Series A Preferred Stock uses, in part, three-month U.S. Dollar LIBOR (London interbank offered rate) as a reference rate for calculating dividends for each fiscal quarter ending after the Dividend Adjustment Date of March 31, 2024. On March 5, 2021, the U.K.’s Financial Conduct Authority announced that after June 30, 2023, three-month U.S. Dollar LIBOR (along with other remaining tenors of USD LIBOR) would cease publication or no longer be representative. In connection with the cessation of USD LIBOR, on March 15, 2022, Congress enacted the Adjustable Interest Rate (LIBOR) Act (the LIBOR Act), and the Board of Governors of the Federal Reserve System (the Board) has issued final rules implementing the LIBOR ACT (the LIBOR Rule).

After cessation of three-month U.S. Dollar LIBOR following June 30, 2023, in accordance with the LIBOR Act and the LIBOR Rule, three-month CME Term SOFR, administered by CME Group Benchmark Administration, Ltd., plus a tenor spread adjustment of 0.26161% per annum, will be the replacement reference rate for the Series A Preferred Stock to calculate dividends payable for each fiscal quarter ending after the Dividend Adjustment Date of March 31, 2024. The LIBOR Rule also provides that certain benchmark replacement conforming changes will become an integral part of the Series A Preferred Stock by operation of law. See below for a description of the relevant conforming changes.

The terms of the Series A Preferred Stock are included the Second Amended and Restated Articles of Incorporation of Equitrans Midstream Corporation, which are filed as an exhibit to the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2022. As set forth above, such terms will be modified by the LIBOR Act and the LIBOR Rule by operation of law.

The following are the benchmark replacement conforming changes specified in the LIBOR Rule relevant to the Series A Preferred Stock:

Any reference to a specified source for USD LIBOR shall be replaced with the publication of the applicable Board-selected benchmark replacement (inclusive of the applicable tenor spread adjustment) by either the relevant benchmark administrator for the applicable Board-selected benchmark replacement or any third party authorized by the relevant benchmark administrator to publish the applicable Board-selected benchmark replacement.

Any reference to a particular time of day for determining USD LIBOR (such as 11:00 a.m. London time) shall be replaced with the standard publication time for the applicable Board-selected benchmark replacement (inclusive of the relevant tenor spread adjustment), as established by the relevant benchmark administrator.

To the extent a Board-selected benchmark replacement is not available or published on a particular day indicated in the USD LIBOR Securities as the determination date, the most recently available publication of the Board-selected benchmark replacement will apply.

The information in this Item 7.01 of this Current Report on Form 8-K (this Current Report) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: May 30, 2023	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer